As filed with the Securities and Exchange Commission on May 19, 2023
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
INSMED INCORPORATED
(Exact name of Registrant as specified in its charter)
Virginia	54-1972729
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
700 US Highway 202/206
Bridgewater, New Jersey 08807
(908) 977-9900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
William H. Lewis
Chief Executive Officer
700 US Highway 202/206
Bridgewater, New Jersey 08807
(908) 977-9900
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Michael A. Smith General Counsel 700 US Highway 202/206 Bridgewater, New Jersey 08807 (908) 977-9900	Michael J. Riella Covington & Burling LLP One CityCenter 850 Tenth Street, NW Washington, DC 20001 (202) 662-6000
Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE
This registration statement contains three prospectuses:
•
a base prospectus, which covers the offering, issuance (where applicable) and sale, by us or any selling securityholder, from time to time, of an indeterminate amount of our common stock and debt securities in one or more offerings at indeterminate prices;

•
a sales agreement prospectus, which covers the offering, issuance and sale of up to $215,585,139 of our common stock that may be issued and sold under a sales agreement, dated as of February 25, 2021, with SVB Leerink LLC (now known as SVB Securities LLC); and

•	a resale prospectus, which covers the resale, from time to time, of up to 27,793 shares of our common stock by the selling securityholder named therein.
The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus, and the resale prospectus immediately follows the sales agreement prospectus.
The $215,585,139 of shares of common stock that may be offered, issued and sold by us under the sales agreement prospectus, and the 27,793 shares of common stock that may be offered and sold by the selling securityholder under the resale prospectus, are included in the securities that may be offered, issued and sold under the base prospectus.

PROSPECTUS

Common Stock
Debt Securities
We or any selling securityholder may from time to time offer to sell the securities identified above in amounts, at prices and on terms determined at the time of the offering and described in one or more supplements to this prospectus. Each time we or any selling securityholders sell securities pursuant to this prospectus, the specific terms and any other information relating to a specific offering and, if applicable, the selling securityholders, will be set forth in a prospectus supplement.
Our securities may be offered and sold in the same offering or in separate offerings to or through one or more underwriters, dealers, and agents, directly to purchasers, or through a combination of these methods. The names and compensation of any underwriter, dealer or agent involved in the sale of our securities will be described in the applicable prospectus supplement. See “Plan of Distribution” on page 20 of this prospectus for additional information.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “INSM.” The last reported sale price for our common stock on The Nasdaq Global Select Market on May 18, 2023 was $18.82.
Our principal executive offices are located at 700 US Highway 202/206, Bridgewater, NJ 08807, and our telephone number is (908) 977-9900.
Investing in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated in this prospectus by reference and described under the heading “Risk Factors” on page 3 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 19, 2023.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC, utilizing a “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”). Under this shelf registration process, we and any selling securityholders may offer and sell from time to time in one or more offerings the securities described in this prospectus.
This prospectus provides you with a general description of our securities. Each time we or any selling securityholders sell securities pursuant to this prospectus, we and the selling securityholders will provide a prospectus supplement, which will be delivered with this prospectus, that will contain specific information about the offering and the terms of the particular securities offered. The prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement that is of a more recent date, may also add to, update or change information contained in this prospectus. To the extent that any statement that we or any selling securityholders make in a prospectus supplement or incorporate by reference from a future SEC filing is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or such incorporated document. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement. We and the selling securityholders may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to an offering of our securities. You should carefully read this prospectus, any applicable prospectus supplement and any relevant free writing prospectus, together with the information incorporated herein by reference, prior to making any decision regarding an investment in our securities.
We have not, and no selling securityholder has, authorized anyone to provide you with different or additional information from that contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give. We are not, and no selling securityholder is, making offers to sell or seeking offers to buy our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Unless the context otherwise indicates, references in this prospectus to “Insmed”, the “Company”, “we”, “us” and “our” refer to Insmed Incorporated, a Virginia corporation, together with its consolidated subsidiaries. Insmed, PULMOVANCE, ARIKARES and ARIKAYCE are trademarks of Insmed Incorporated. Our logos and trademarks are the property of Insmed. All other brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks or trade dress in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

INSMED INCORPORATED
We are a global biopharmaceutical company on a mission to transform the lives of patients with serious and rare diseases. We were incorporated in the Commonwealth of Virginia on November 29, 1999. On December 1, 2010, we completed a business combination with Transave, Inc., a privately held New Jersey based company focused on the development of differentiated and innovative inhaled pharmaceuticals for the site specific treatment of serious lung diseases.
Our first commercial product, ARIKAYCE, is approved in the United States (the “U.S.”) as ARIKAYCE® (amikacin liposome inhalation suspension), in Europe as ARIKAYCE Liposomal 590 mg Nebuliser Dispersion and in Japan as ARIKAYCE inhalation 590mg (amikacin sulfate inhalation drug product). ARIKAYCE received accelerated approval in the U.S. in September 2018 for the treatment of Mycobacterium avium complex (“MAC”) lung disease as part of a combination antibacterial drug regimen for adult patients with limited or no alternative treatment options in a refractory setting. In October 2020, the European Commission approved ARIKAYCE for the treatment of nontuberculous mycobacterial (“NTM”) lung infections caused by MAC in adults with limited treatment options who do not have cystic fibrosis (“CF”). In March 2021, Japan’s Ministry of Health, Labour and Welfare approved ARIKAYCE for the treatment of patients with NTM lung disease caused by MAC who did not sufficiently respond to prior treatment with a multidrug regimen.
Our clinical-stage pipeline includes brensocatib, treprostinil palmitil inhalation powder (“TPIP”) and early-stage research programs. Brensocatib is a small molecule, oral, reversible inhibitor of dipeptidyl peptidase 1, which we are developing for the treatment of patients with bronchiectasis, CF and other neutrophil-mediated diseases, including chronic rhinosinusitis without nasal polyps. TPIP is an inhaled formulation of the treprostinil prodrug trespostinil palmitil which may offer a differentiated product profile for pulmonary hypertension associated with interstitial lung disease and pulmonary arterial hypertension. Our early-stage research programs encompass a wide range of technologies and modalities, including artificial intelligence-driven protein engineering, gene therapy, and protein manufacturing.
Our principal executive offices are located at 700 US Highway 202/206, Bridgewater, NJ 08807, and our telephone number is (908) 977-9900. Our Internet address is www.insmed.com. The information on our web site is not incorporated by reference into this prospectus or any applicable prospectus supplement and should not be considered to be part of this prospectus or any applicable supplement.

RISK FACTORS
An investment in our securities involves risks. Prior to making a decision about investing in our securities, you should carefully consider the specific risks discussed under “Risk Factors” in our Annual Report on Form 10-K for our most recent fiscal year, as updated by our Quarterly Reports on Form 10-Q and other SEC filings subsequent thereto, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in any applicable prospectus supplement. The risks and uncertainties described in any applicable prospectus supplement and in our SEC filings are not the only ones we face. Each of these risks could materially and adversely affect our business, financial condition, results of operations and prospects, resulting in a complete or partial loss of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains, and the information incorporated by reference herein and any applicable prospectus supplement may contain, forward-looking statements that involve substantial risks and uncertainties. “Forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act, are statements that are not historical facts and involve a number of risks and uncertainties. Words herein such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “intends,” “potential,” “continues,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) identify forward-looking statements.
Forward-looking statements are based on our current expectations and beliefs, and involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance and achievements and the timing of certain events to differ materially from the results, performance, achievements or timing discussed, projected, anticipated or indicated in any forward-looking statements. Such risks, uncertainties and other factors include, among others, the following:
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failure to successfully commercialize ARIKAYCE, our only approved product, in the U.S., Europe or Japan (amikacin liposome inhalation suspension, Liposomal 590 mg Nebuliser Dispersion, and amikacin sulfate inhalation drug product, respectively), or to maintain U.S., European or Japanese approval for ARIKAYCE;

•	uncertainties in the degree of market acceptance of ARIKAYCE by physicians, patients, third-party payors and others in the healthcare community;
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our inability to obtain full approval of ARIKAYCE from the U.S. Food and Drug Administration, including the risk that we will not successfully or in a timely manner complete the study to validate a patient reported outcome tool and the confirmatory post-marketing clinical trial required for full approval of ARIKAYCE;

•	inability of us, PARI Pharma GmbH or our other third-party manufacturers to comply with regulatory requirements related to ARIKAYCE or the Lamira® Nebulizer System (“Lamira”);
•	our inability to obtain adequate reimbursement from government or third-party payors for ARIKAYCE or acceptable prices for ARIKAYCE;
•	development of unexpected safety or efficacy concerns related to ARIKAYCE, brensocatib, or our other product candidates;
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inaccuracies in our estimates of the size of the potential markets for ARIKAYCE, brensocatib, TPIP or our other product candidates or in data we have used to identify physicians, expected rates of patient uptake, duration of expected treatment, or expected patient adherence or discontinuation rates;

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the risks and uncertainties associated with, and the perceived benefits of, our secured senior loan with certain funds managed by Pharmakon Advisors, LP and our royalty financing with OrbiMed Royalty & Credit Opportunities IV, LP, including our ability to maintain compliance with the covenants in the agreements for the senior secured loan and royalty financing and the impact of the restrictions on our operations under these agreements;

•
our inability to create an effective direct sales and marketing infrastructure or to partner with third parties that offer such an infrastructure for distribution of ARIKAYCE or any of our product candidates that are approved in the future;

•	failure to obtain regulatory approval to expand ARIKAYCE’s indication to a broader patient population;
•	risk that brensocatib or TPIP does not prove to be effective or safe for patients in ongoing and future clinical studies, including, for brensocatib, the ASPEN study;
•	risk that our competitors may obtain orphan drug exclusivity for a product that is essentially the same as a product we are developing for a particular indication;
•	failure to successfully predict the time and cost of development, regulatory approval and commercialization for novel gene therapy products;

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failure to successfully conduct future clinical trials for ARIKAYCE, brensocatib, TPIP and our other product candidates due to our limited experience in conducting preclinical development activities and clinical trials necessary for regulatory approval and our potential inability to enroll or retain sufficient patients to conduct and complete the trials or generate data necessary for regulatory approval, among other things;

•	risks that our clinical studies will be delayed or that serious side effects will be identified during drug development;
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failure to obtain, or delays in obtaining, regulatory approvals for ARIKAYCE outside the U.S., Europe or Japan, or for our product candidates in the US, Europe, Japan or other markets, including separate regulatory approval for Lamira in each market and for each usage;

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failure of third parties on which we are dependent to manufacture sufficient quantities of ARIKAYCE or our product candidates for commercial or clinical needs, to conduct our clinical trials, or to comply with our agreements or laws and regulations that impact our business or agreements with us;

•	our inability to attract and retain key personnel or to effectively manage our growth;
•	our inability to successfully integrate our recent acquisitions and appropriately manage the amount of management’s time and attention devoted to integration activities;
•	risks that our acquired technologies, products and product candidates are not commercially successful;
•	our inability to adapt to our highly competitive and changing environment;
•	risk that we are unable to maintain our significant customers;
•	risk that government healthcare reform materially increases our costs and damages our financial condition;
•	business or economic disruptions due to catastrophes or other events, including natural disasters or public health crises;
•	impact of the COVID-19 pandemic and efforts to reduce its spread on our business, employees, including key personnel, patients, partners and suppliers;
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deterioration in general economic conditions in the U.S., Europe, Japan and globally, including the effect of prolonged periods of inflation, affecting us, our suppliers, third-party service providers and potential partners;

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our inability to adequately protect our intellectual property rights or prevent disclosure of our trade secrets and other proprietary information and costs associated with litigation or other proceedings related to such matters;

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restrictions or other obligations imposed on us by agreements related to ARIKAYCE or our product candidates, including our license agreements with PARI Pharma GmbH and AstraZeneca AB, and failure to comply with our obligations under such agreements;

•	the cost and potential reputational damage resulting from litigation to which we are or may become a party, including product liability claims;
•	risk that our operations are subject to a material disruption in the event of a cybersecurity attack or issue;
•	our limited experience operating internationally;
•	changes in laws and regulations applicable to our business, including any pricing reform, and failure to comply with such laws and regulations;
•	our history of operating losses, and the possibility that we never achieve or maintain profitability;
•	goodwill impairment charges affecting our results of operations and financial condition;
•	inability to repay our existing indebtedness and uncertainties with respect to our ability to access future capital; and
•	delays in the execution of plans to build out an additional third-party manufacturing facility approved by the appropriate regulatory authorities and unexpected expenses associated with those plans.

We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Any forward-looking statement is based on information current as of the date of this prospectus and speaks only as of the date on which such statement is made. Actual events or results may differ materially from the results, plans, intentions or expectations anticipated in these forward-looking statements as a result of a variety of factors, many of which are beyond our control. More information on factors that could cause actual results to differ materially from those anticipated is included from time to time in our reports filed with the Securities and Exchange Commission (the “SEC”), including, but not limited to, those described in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for our most recent fiscal year, as updated from time to time in our Quarterly Reports on Form 10-Q and other SEC filings subsequent thereto, including any applicable prospectus supplement. We disclaim any obligation, except as specifically required by law and the rules of the SEC, to publicly update or revise any such statements to reflect any change in our expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in such forward-looking statements.
You should read this prospectus, the registration statement of which this prospectus forms a part, any applicable prospectus supplement, and the documents incorporated by reference herein and therein, in their entirety and with the understanding that our actual future results may be materially different from those expressed in forward-looking statements.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of our securities offered under this prospectus. Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that any net proceeds will be used for working capital and general corporate purposes. We will not receive proceeds from sales of securities by selling securityholders except as otherwise stated in an applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK
The following is a summary of the material terms of our common stock, which is based upon, and is qualified in its entirety by reference to, our Articles of Incorporation, as amended (the “Articles of Incorporation”), our Amended and Restated Bylaws (the “Bylaws”) and applicable provisions of the Virginia Stock Corporation Act (“VSCA”). This summary may not contain all the information that is important to you; you can obtain additional information regarding our Articles of Incorporation and Bylaws by referring to such documents, copies of which are included as exhibits to the registration statement of which this prospectus forms a part.
General
Under our Articles of Incorporation, we have authority to issue 500,000,000 shares of common stock, par value $0.01 per share. As of March 14, 2023, there were 136,428,466 shares of common stock issued and outstanding. All shares of common stock will, when issued pursuant to this prospectus, be duly authorized, fully paid and nonassessable.
Dividend Rights
Subject to the rights of the holders of any of our preferred stock then outstanding, the holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. As of the date of this prospectus, we have not declared or paid any dividends on our shares of common stock, and there were no shares of preferred stock outstanding, although our board of directors is authorized to issue preferred stock with rights senior to those of the common stock without any further vote or action by the holders of our common stock.
Rights Upon Liquidation
In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of common stock will receive distributions pro rata out of assets that we can legally use to pay distributions, subject to the rights of the holders of any of our preferred stock then outstanding.
Voting Rights
Holders of our common stock are entitled to one vote per share and will have the exclusive power to vote on all matters presented to our shareholders, including the election of directors, except as otherwise provided by the VSCA and subject to the rights of the holders of any of our preferred stock then outstanding. An election of directors by our shareholders will be determined by a plurality of the votes cast by the shareholders entitled to vote on the election, although we have a director resignation policy applicable to director nominees in uncontested elections. Our Articles of Incorporation do not provide for cumulative voting. In accordance with our Articles of Incorporation, our board is divided into three classes serving staggered three-year terms, with one class being elected each year at our annual meeting of shareholders.
Subject to certain exceptions set forth in the VSCA, matters other than the election of directors generally will be approved if the votes cast by our shareholders favoring the action exceed the votes cast opposing the action. Subject to the rights of the holders of any of our preferred stock then outstanding, however, the affirmative vote of at least 75% of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single group, will be required to take the following actions:
•	remove a director, which may only be done for cause; and
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alter, amend, repeal, or adopt any provision inconsistent with, the provisions of (1) our Articles of Incorporation that provide for a classified board, director removal only for cause, filling of newly created or vacant directorships, or bylaw amendments or (2) our Bylaws.

Other Rights
Holders of our common stock will have no preference, appraisal or exchange rights, except for any appraisal rights provided by the VSCA. Furthermore, holders of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

Potential Anti-Takeover Effects of Certain Provisions of Virginia Law and Our Organizational Documents
Certain provisions of the VSCA, our Articles of Incorporation and our Bylaws could hamper a third-party’s acquisition of, or discourage a third-party from attempting to acquire control of, us or limit the price that investors might be willing to pay for shares of our common stock. These provisions or arrangements include:
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The ability to issue preferred stock with rights senior to those of our common stock without any further vote or action by the holders of our common stock. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of our common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock. In certain circumstances, such issuance could have the effect of decreasing the market price of our common stock.

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The existence of a staggered board of directors in which there are three classes of directors serving staggered three-year terms, thus expanding the time required to change the composition of a majority of directors.

•	The requirement that shareholders provide advance notice when nominating director candidates to serve on our board of directors.
•	The inability of shareholders to convene a shareholders’ meeting without the chair of the board, the president or a majority of the board of directors first calling the meeting.
•
The prohibition against entering into a business combination with the beneficial owner of 10% or more of our outstanding voting stock for a period of three years after the 10% or greater owner first reached that level of stock ownership, unless certain criteria are met.

Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, LLC. Its address is 1717 Arch Street, Suite 1300, Philadelphia, PA 19103.
Listing
Our common stock is listed on The Nasdaq Global Select Market under the symbol “INSM.”

DESCRIPTION OF DEBT SECURITIES
We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities, including debentures, notes, bonds and other evidences of indebtedness as set forth in the applicable prospectus supplement. The debt securities will be our direct obligations, either secured or unsecured, and may include convertible debt securities. The debt securities may be our senior, senior subordinated or subordinated obligations. The debt securities will be issued under an indenture between us and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, which we may amend or supplement from time to time. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities that we may offer from time to time. The indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
The following summary of the material provisions of the indenture and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the indenture and certificate evidencing the applicable debt securities. Therefore, you should carefully consider the indenture that is filed as an exhibit to the registration statement that includes this prospectus. Other specific terms of the indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. In this description of the debt securities, the words “we,” “us” or “our” refer only to Insmed Incorporated and not to our subsidiaries, unless we otherwise expressly state or the context otherwise requires.
General
Debt securities may be issued in one or more series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We are not limited as to the amount of debt securities that we may issue under the indenture. The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The prospectus supplement relating to a particular series of debt securities will set forth the material terms of the debt securities being offered, including:
•	the title of the debt securities;
•	the offering price;
•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;
•	any limit on the aggregate principal amount that may be issued;
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the person to whom any interest on a debt security will be payable, if other than the person in whose name that debt security is registered at the close of business on the record date for such interest;

•	the date or dates on which the principal of any debt securities is payable;
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the interest rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the record date for any such interest payable on any interest payment date (or the method of determining the dates or rates);

•	the place or places where the principal of and any premium and interest on the debt securities will be payable;
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the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option and, if other than by a resolution of the board of directors, the manner in which any election by us to redeem the debt securities will be evidenced;

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the obligation, if any, of ours to redeem or repurchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities will be redeemed or repurchase, in whole or in part, pursuant to such obligation;

•	if other than in denominations of $1,000 or any integral multiple thereof, the denominations in which the debt securities will be issuable;
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if the amount of principal of or any premium or interest on the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

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if other than U.S. currency, the currency, currencies or currency units in which the principal of or any premium or interest on the debt securities will be payable and the manner of determining the equivalent thereof in U.S. currency for any purpose, and whether we or a holder may elect payment to be made in a different currency;

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if the principal of or any premium or interest on the debt securities is to be payable, at our election or the election of a holder, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units that the principal of or any premium or interest on such debt securities as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

•	if other than the entire principal amount thereof, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of maturity thereof;
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if the principal amount payable at stated maturity of the debt securities will not be determinable as of any one or more dates prior to stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof that will be due and payable upon maturity other than the state maturity or that will be deemed to be outstanding as of any date prior to the stated maturity (or, in each case, the manner that such amount deemed to be the principal amount will be determined);

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if applicable, whether the debt securities will be subject to the defeasance provisions described below under “Satisfaction and Discharge; Defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities and, if other than by a resolution of the board of directors, the manner in which any election by us to defease such debt securities will be evidenced;

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if applicable, the terms of any right or obligation to convert or exchange debt securities, including, if applicable, the conversion or exchange rate or price, the conversion or exchange period, provisions as to whether conversion or exchange will be mandatory, at the option of a holder or at our option, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such debt securities are redeemed;

•	whether or not the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
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the forms of the debt securities and whether the debt securities will be issuable in whole or in part in the form of one or more global securities, and if so, the respective depositaries for such global securities, the form of any legend or legends that will be borne by any such global securities in addition to or in lieu of that set forth in the indenture and any circumstances in addition to or in lieu of those set forth in the indenture in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of the persons other than the depositary for such global security or a nominee thereof;

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any deletion of, addition to or change in the events of default which applies to the debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture;

•	any deletion of, addition to or change in the covenants set forth in the indenture which apply to the debt securities;
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any authenticating agents, paying agents, security registrars or such other agents necessary in connection with the issuance of the debt securities, including exchange rate agents and calculations agents;

•	if applicable, any terms of any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;
•	if applicable, the terms of any guaranties for the debt securities and any circumstances under which there may be additional obligors on the debt securities; and
•	any other terms of such debt securities.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of or premium, if any, or interest on any series of debt securities is payable in a foreign currency or currencies, we will include in the applicable prospectus supplement information on the restrictions, elections, material federal income tax considerations, specific terms and other information with respect to that issue of debt securities and the foreign currency or currencies.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.
Exchange and Transfer
Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us for this purpose.
We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.
In the event of any partial redemption of debt securities of any series, we will not be required to:
•
issue, register the transfer of or exchange any debt security of that series during a period beginning at the opening of business 15 days before the day of sending a notice of redemption and ending at the close of business on the day of sending such notice; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.
Initially, we will appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the applicable prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
Global Securities
The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:
•	be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;
•	be delivered to the depositary or nominee or custodian;
•	bear any required legends; and
•	constitute a single debt security.
No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:
•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;
•	an event of default has occurred and is continuing with respect to the debt securities of the applicable series; or
•	any other circumstance described in the applicable prospectus supplement has occurred permitting or requiring the issuance of any such security.

Conversion or Exchange
If any debt securities being offered are convertible into or exchangeable for our common stock or other securities, the relevant prospectus supplement will set forth the terms of conversion or exchange. Those terms will include, as applicable, the conversion or exchange price or rate, the conversion or exchange period, provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, the number of shares of common stock or other securities, or the method of determining the number of shares of common stock or other securities, to be received by the holder upon conversion or exchange, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such series of debt securities are redeemed. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.
Payment and Paying Agents
Unless otherwise indicated in the prospectus supplement applicable to a series of debt securities, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check or by wire transfer to the record holder. The trustee will be designated as our initial paying agent.
We may also name any other paying agents in the prospectus supplement applicable to a series of debt securities. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:
•	10 business days prior to the date the money would be turned over to the applicable state; and
•	at the end of two years after such payment was due, will be repaid to us thereafter. The holder may look only to us for such payment.
No Protection in the Event of a Change of Control
Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.
Covenants
We will set forth in the prospectus supplement any financial or restrictive covenants applicable to any issue of a particular series of debt securities.
Consolidation, Merger and Sale of Assets
Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease all or substantially all our properties and assets to, any entity, unless:
•
the successor entity, if any, is a corporation, limited liability company, partnership, trust or other business entity existing under the laws of the United States, any State within the United States or the District of Columbia;

•	the successor entity assumes our obligations under the debt securities and the applicable indenture;
•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and
•	certain other conditions specified in the indenture are met regarding our delivery of our officer’s certificate and opinion of counsel to trustee.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into, sell or transfer all or part of its properties to us.
Events of Default
Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, the following will be events of default for any series of debt securities under the indenture:
(1)	we fail to pay any interest on any debt security of that series when it becomes due and we subsequently fail to pay such interest for 30 days;
(2)	we fail to pay principal of or any premium on any debt security of that series when due;
(3)	we fail to perform, or breach, any other covenant or warranty in the applicable indenture and such failure continues for 90 days after we are given the notice required in the indenture; and
(4)	certain bankruptcy, insolvency or reorganization events with respect to us.
Additional or different events of default applicable to a series of debt securities may be described in the prospectus supplement for that series. An event of default for one series of debt securities is not necessarily an event of default for any other series of debt securities.
Within 90 days after the occurrence of any default under the indenture with respect to the debt securities of any series that is known to a responsible officer of the trustee, the trustee will give the holders of the debt securities of such series notice of such default as and to the extent provided by the Trust Indenture Act.
The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interests of the holders of the debt securities of such series to withhold this notice.
Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (4) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.
If an event of default described in clause (4) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable without any declaration or other action on the part of the trustee or any holder.
After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.
Other than the duty to act as a prudent person during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee indemnity reasonably satisfactory to it. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.
A holder of debt securities of any series will not have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:
(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;
(2)	the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made a written request to the trustee and have offered to the trustee security or indemnity reasonably satisfactory to the trustee to institute the proceeding; and
(3)
the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in clauses (1) through (3) immediately above.
To the extent any debt securities are outstanding, we will furnish the trustee an annual statement as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.
Modification and Waiver
Unless we indicate otherwise in a prospectus supplement, we and the applicable trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.
We may also make modifications and amendments to the indenture for the benefit of holders without their consent, for certain purposes including, but not limited to:
•	providing for our successor to assume the covenants under the indenture;
•	adding covenants and/or events of default;
•	making certain changes to facilitate the issuance of the debt securities;
•	securing the debt securities, including provisions relating to the release or substitution of collateral;
•	providing for guaranties of, or additional obligors on, the debt securities;
•	providing for a successor trustee or additional trustees;
•	curing any ambiguities, defects or inconsistencies;
•	conforming the terms to the description of the terms of the securities in an offering memorandum, prospectus supplement or other offering document;
•	any other changes that do not adversely affect the rights or interest of any holder;
•	complying with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; and
•	complying with the applicable procedures of the applicable depositary.
However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding debt security affected by the modification or amendment if such modification or amendment would:
•	change the stated maturity of any debt security;
•
reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;
•	change the currency in which any debt security is payable;
•	impair the right to enforce any payment after the stated maturity or redemption date of such debt security;
•	reduce the percentage in principal amount of outstanding securities of any series required for the consent of holders for any supplemental indenture or for any waiver provided for in the indenture;

•	adversely affect the right to convert any debt security if the debt security is a convertible debt security; or
•
change the provisions in the indenture that relate to modifying or amending the indenture, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of not less than a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except:
•
a default in the payment of the principal of or any premium or interest on any debt security of that series as and when the same will become due and payable by the terms thereof, otherwise than by acceleration; or

•	in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each outstanding security of such series affected by such default.
Satisfaction and Discharge; Defeasance
We may be discharged from our obligations under the debt securities of any series that have matured or will mature or be redeemed within one year, subject to limited exceptions, if we deposit enough money with the trustee to pay all of the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.
The indenture contains a provision that permits us to elect either or both of the following:
•
We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

•
We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities and satisfy certain other conditions described in the indenture. This amount may be deposited in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As one of the conditions to either of the above elections, for debt securities denominated in U.S. dollars, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.
“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than United States dollars:
•
direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof;

•
obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof; or

•
any depository receipt issued by a bank as custodian with respect to any obligation specified in the first two bullet points and held by such bank for the account of the holder of such deposit any receipt, or with respect to any such obligation which is so specified and held.

“U.S. government obligations” means:
(1)	any security which is:
•
a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged, which is not callable or redeemable at the option of the issuer thereof or

•
an obligation of a person controlled or supervised by or acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which is not callable or redeemable at the option of the issuer thereof; and

(2)
any depository receipt issued by a bank as custodian with respect to any U.S. government obligation specified in the two bullet points above and held by such bank for the account of the holder of such deposit any receipt, or with respect to any specific payment of principal of or interest on any U.S. government obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. government obligation or the specific payment of principal or interest evidenced by such depositary receipt.

Notices
Notices to holders will be delivered in person, mailed by first-class mail (registered or certified, return receipt requested), sent by facsimile transmission, email or overnight air courier guaranteeing next day delivery. If any debt securities are in the form of global securities, notices will be sent in accordance with the applicable rules and procedures of the depositary.
Governing Law; Wavier of Jury Trial; Jurisdiction
The indenture and the debt securities will be governed by, and construed under, the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture, the securities or the transactions contemplated thereby may be instituted in the Federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by any method permitted under the indenture (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.
No Personal Liability of Directors, Officers, Employees and Shareholders
No incorporator, shareholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness, under the debt securities, the indenture, or in any board resolution, officer’s certificate or supplemental indenture. The indenture provides that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indenture and the issuance of the debt securities.
Regarding the Trustee
The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under the indenture.
The indenture will limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.
The trustee is permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

SELLING SECURITYHOLDERS
Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.
The applicable prospectus supplement will set forth the name of each selling securityholder and the number of and type of securities beneficially owned by such selling securityholder that are covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling securityholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We and any selling securityholders may sell the securities registered pursuant to this prospectus in the following ways:
•	to or through underwriters;
•	to or through dealers;
•	through agents;
•	directly to purchasers;
•	in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act to or through an underwriter or underwriters acting as principal or agent;
•	through a combination of any of the foregoing methods; or
•	through any other method described in the applicable prospectus supplement.
We and any selling securityholders reserve the right to sell directly to or exchange our securities directly with investors on our own behalf in those jurisdictions where we are authorized to do so.
We and any selling securityholders may distribute such securities from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
We and any selling securityholders, or the purchasers of the securities for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions in connection with the sale of the securities. Underwriters may sell our securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase our securities as a principal and may then resell such securities at varying prices to be determined by the dealer.
We and any selling securityholders will name any underwriter, dealer or agent involved in the offer and sale of securities in the applicable prospectus supplement. In addition, we and any selling securityholders will describe in the applicable prospectus supplement the public offering or purchase price and the proceeds we and any selling securityholders will receive from the sale of our securities, any compensation we and any selling securityholders will pay to underwriters, dealers or agents in connection with such offering of our securities, any discounts, concessions or commissions allowed or re-allowed by underwriters to participating dealers, and any exchanges on which our securities will be listed. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We and any selling securityholders may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses. We and any selling securityholders may also agree to contribute to payments that the underwriters, dealers or agents or any of their controlling persons may be required to make in respect of such liabilities. We and any selling securityholders may grant underwriters who participate in the distribution of the securities being registered pursuant to this prospectus an option to purchase additional securities in connection with a subsequent distribution. Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.
To facilitate the offering of our securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Such transactions may include over-allotments or short sales of our securities, which involve the sale by persons participating in the offering of more securities than we and any selling securityholders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their option to purchase additional securities, if any. In addition, these persons may stabilize or maintain the price of our securities by bidding for or purchasing such securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. Should these transactions be undertaken, they may be discontinued at any time.
LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the legality of the securities being offered by this prospectus will be passed upon for us by Covington & Burling LLP, Washington, D.C. and/or Hunton Andrews Kurth LLP, Richmond, Virginia.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of our internal control over financial reporting as of December 31, 2022, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at www.sec.gov. We maintain a website at www.insmed.com. The information on our website is not incorporated by reference into this prospectus or any applicable prospectus supplement and should not be considered to be part of this prospectus or any applicable supplement. We have filed with the SEC a registration statement under the Securities Act with respect to the securities registered pursuant hereto. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. For further information with respect to us and the securities registered pursuant to this prospectus, you should review the registration statement, the applicable prospectus supplement, the information incorporated herein and therein, and the exhibits included herein and therein.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those publicly available documents. The information that we incorporate by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below (File No. 000-30739) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of this registration statement and, in the case of any particular offering of our securities, the date such offering is terminated:
•	Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 23, 2023;
•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 from our definitive proxy statement on Schedule 14A, as filed with the SEC on March 31, 2023;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 4, 2023;
•	Current Report on Form 8-K, filed with the SEC on May 11, 2023; and
•
Description of our common stock contained in our registration statement on Form 8-A, dated June 1, 2000, as updated by the Description of Securities Registered Under Section 12 of the Exchange Act, filed as Exhibit 4.5 to the Annual Report on Form 10-K for the year ended December 31, 2020, and including any amendment or report subsequently filed for the purpose of updating such description.

Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and information that we subsequently file with the SEC will automatically update and supersede the information herein to the extent inconsistent herewith. This means that it is important to review all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference has been modified or superseded.
You may request a copy of our SEC filings at no cost, by telephoning or writing us at the following telephone number or address:
Insmed Incorporated
700 US Highway 202/206
Bridgewater, New Jersey 08807
Attention: Michael A. Smith, General Counsel
(908) 977-9900

PROSPECTUS
$215,585,139

Common Stock
We previously entered into a sales agreement (the “Sales Agreement”) with SVB Securities LLC, formerly known as SVB Leerink LLC (“SVB Securities”) dated February 25, 2021, relating to shares of our common stock, par value $0.01 per share, offered by this prospectus. We originally filed a prospectus supplement, dated February 25, 2021 (together with the applicable base prospectus, the “Prior Prospectus”), for the offer and sale of shares of our common stock having an aggregate offering price of up to $250,000,000 from time to time through SVB Securities, acting as our agent, pursuant to the Sales Agreement. As of the date of this prospectus, we have sold an aggregate of $34,414,861 million of shares of common stock pursuant to the Sales Agreement and the Prior Prospectus. The common stock available to be sold under the Prior Prospectus as of the date of this prospectus will no longer be offered and sold under the Prior Prospectus, but will instead be offered and sold under this prospectus. Accordingly, this prospectus covers the offer and sale of up to $215,585,139 of shares of our common stock that may be sold under the Sales Agreement as of the date of this prospectus.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “INSM”. The last reported sale price of our common stock on the Nasdaq Global Select Market on May 18, 2023 was $18.82 per share.
Sales of our common stock, if any, under this prospectus will be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). SVB Securities is not required to sell any specific number or dollar amount of shares of our common stock, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, or mutually agreed terms between SVB Securities and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation payable to SVB Securities for sales of common stock pursuant to the Sales Agreement will be an amount equal to 3.0% of the gross proceeds of any shares of common stock sold under the Sales Agreement. See “Plan of Distribution” beginning on page 14 for additional information regarding the compensation to be paid to SVB Securities. In connection with the sale of the common stock on our behalf, SVB Securities will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to SVB Securities will be deemed to be underwriting commissions or discounts. We have also agreed in the Sales Agreement to provide indemnification and contribution to SVB Securities with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Investing in our common stock involves a high degree of risk. You should carefully consider the risks described under the heading “Risk Factors” beginning on page 8 of this prospectus and the documents incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
SVB Securities
Prospectus dated May 19, 2023

Prospectus
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”) using a shelf registration process. Under this shelf registration process, we may offer and sell shares of our common stock having an aggregate offering price of up to $215,585,139 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering.
To the extent the information contained in this prospectus differs or varies from the information contained in documents previously filed with the SEC that are incorporated by reference herein, the information in this prospectus will supersede such information. For a more detailed understanding of an investment in our common stock, you should read this prospectus, together with the information incorporated by reference herein and additional information described under the heading “Incorporation of Certain Documents by Reference” in this prospectus.
Neither the Company nor SVB Securities has authorized anyone to provide you with information that is different from or in addition to the information contained in this prospectus and in any related free writing prospectus filed by us with the SEC. Accordingly, neither the Company nor SVB Securities takes any responsibility for, or can provide any assurance as to the reliability of, any information that others may give. Neither the Company nor SVB Securities is making offers to sell or seeking offers to buy shares of our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus, the documents incorporated by reference herein and any related free writing prospectus is accurate only as of the respective dates of such documents, regardless of the time of delivery of this prospectus or any sale of the common stock offered hereby. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Unless the context otherwise indicates, references in this prospectus to “Insmed”, the “Company”, “we”, “us” and “our” refer to Insmed Incorporated, a Virginia corporation, together with its consolidated subsidiaries. INSMED and ARIKAYCE are trademarks of Insmed Incorporated. Our logos and trademarks are the property of Insmed. All other brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks or trade dress in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.
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FORWARD-LOOKING STATEMENTS
This prospectus and the other documents that are incorporated herein by reference contain forward-looking statements that involve substantial risks and uncertainties. “Forward-looking statements”, as that term is defined in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act are statements that are not historical facts and involve a number of risks and uncertainties. Words such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “intends,” “potential,” “continues,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) identify forward-looking statements.
Forward-looking statements are based on our current expectations and beliefs, and involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance and achievements and the timing of certain events to differ materially from the results, performance, achievements or timing discussed, projected, anticipated or indicated in any forward-looking statements. Such risks, uncertainties and other factors include, among others, the following:
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failure to successfully commercialize ARIKAYCE, our only approved product, in the United States (“U.S.”), Europe or Japan (amikacin liposome inhalation suspension, Liposomal 590 mg Nebuliser Dispersion, and amikacin sulfate inhalation drug product, respectively), or to maintain U.S., European or Japanese approval for ARIKAYCE;

•	uncertainties in the degree of market acceptance of ARIKAYCE by physicians, patients, third-party payors and others in the healthcare community;
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our inability to obtain full approval of ARIKAYCE from the U.S. Food and Drug Administration, including the risk that we will not successfully or in a timely manner complete the study to validate a patient reported outcome tool and the confirmatory post-marketing clinical trial required for full approval of ARIKAYCE;

•	inability of us, PARI Pharma GmbH (“PARI”) or our other third-party manufacturers to comply with regulatory requirements related to ARIKAYCE or the Lamira Nebulizer System (“Lamira”);
•	our inability to obtain adequate reimbursement from government or third-party payors for ARIKAYCE or acceptable prices for ARIKAYCE;
•	development of unexpected safety or efficacy concerns related to ARIKAYCE, brensocatib, treprostinil palmitil inhalation powder (“TPIP”) or our other product candidates;
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inaccuracies in our estimates of the size of the potential markets for ARIKAYCE, brensocatib, TPIP or our other product candidates or in data we have used to identify physicians, expected rates of patient uptake, duration of expected treatment, or expected patient adherence or discontinuation rates;

•
the risks and uncertainties associated with, and the perceived benefits of, our secured senior loan with certain funds managed by Pharmakon Advisors, LP and our royalty financing with OrbiMed Royalty & Credit Opportunities IV, LP, including our ability to maintain compliance with the covenants in the agreements for the senior secured loan and royalty financing and the impact of the restrictions on our operations under these agreements;

•
our inability to create an effective direct sales and marketing infrastructure or to partner with third parties that offer such an infrastructure for distribution of ARIKAYCE or any of our product candidates that are approved in the future;

•	failure to obtain regulatory approval to expand ARIKAYCE’s indication to a broader patient population;
•	risk that brensocatib or TPIP does not prove to be effective or safe for patients in ongoing and future clinical studies, including, for brensocatib, the ASPEN study;
•	risk that our competitors may obtain orphan drug exclusivity for a product that is essentially the same as a product we are developing for a particular indication;
•	failure to successfully predict the time and cost of development, regulatory approval and commercialization for novel gene therapy products;
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•
failure to successfully conduct future clinical trials for ARIKAYCE, brensocatib, TPIP and our other product candidates due to our limited experience in conducting preclinical development activities and clinical trials necessary for regulatory approval and our potential inability to enroll or retain sufficient patients to conduct and complete the trials or generate data necessary for regulatory approval, among other things;

•	risks that our clinical studies will be delayed or that serious side effects will be identified during drug development;
•
failure to obtain, or delays in obtaining, regulatory approvals for ARIKAYCE outside the U.S., Europe or Japan, or for our product candidates in the U.S., Europe, Japan or other markets, including separate regulatory approval for Lamira in each market and for each usage;

•
failure of third parties on which we are dependent to manufacture sufficient quantities of ARIKAYCE or our product candidates for commercial or clinical needs, to conduct our clinical trials, or to comply with our agreements or laws and regulations that impact our business or agreements with us;

•	our inability to attract and retain key personnel or to effectively manage our growth;
•	our inability to successfully integrate our recent acquisitions and appropriately manage the amount of management’s time and attention devoted to integration activities;
•	risks that our acquired technologies, products and product candidates are not commercially successful;
•	our inability to adapt to our highly competitive and changing environment;
•	risk that we are unable to maintain our significant customers;
•	risk that government healthcare reform materially increases our costs and damages our financial condition;
•	business or economic disruptions due to catastrophes or other events, including natural disasters or public health crises;
•	impact of the COVID-19 pandemic and efforts to reduce its spread on our business, employees, including key personnel, patients, partners and suppliers;
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deterioration in general economic conditions in the U.S., Europe, Japan and globally, including the effect of prolonged periods of inflation, affecting us, our suppliers, third-party service providers and potential partners;

•
our inability to adequately protect our intellectual property rights or prevent disclosure of our trade secrets and other proprietary information and costs associated with litigation or other proceedings related to such matters;

•
restrictions or other obligations imposed on us by agreements related to ARIKAYCE or our product candidates, including our license agreements with PARI and AstraZeneca AB, and failure to comply with our obligations under such agreements;

•	the cost and potential reputational damage resulting from litigation to which we are or may become a party, including product liability claims;
•	risk that our operations are subject to a material disruption in the event of a cybersecurity attack or issue;
•	our limited experience operating internationally;
•	changes in laws and regulations applicable to our business, including any pricing reform, and failure to comply with such laws and regulations;
•	our history of operating losses, and the possibility that we never achieve or maintain profitability;
•	goodwill impairment charges affecting our results of operations and financial condition;
•	inability to repay our existing indebtedness and uncertainties with respect to our ability to access future capital; and
•	delays in the execution of plans to build out an additional third-party manufacturing facility approved by the appropriate regulatory authorities and unexpected expenses associated with those plans.
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We may not actually achieve the results, plans, intentions or expectations indicated by our forward-looking statements because, by their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. These risks and uncertainties include, but are not limited to, those described above, in the “Risk Factors” section of this prospectus, in the “Risk Factors” section of our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act.
We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. We disclaim any obligation, except as specifically required by law and the rules of the SEC, to publicly update or revise any such statements to reflect any change in our expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in such forward-looking statements.
You should read this prospectus and the documents incorporated by reference herein with the understanding that our actual future results may be materially different from those expressed in forward-looking statements.
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PROSPECTUS SUMMARY
This summary highlights selected information included or incorporated by reference in this prospectus and does not contain all of the information that may be important to you. You should carefully review this entire prospectus, including the risk factors and financial statements and related notes thereto included or incorporated by reference herein, before making a decision to purchase our common stock.
Overview
We are a global biopharmaceutical company on a mission to transform the lives of patients with serious and rare diseases. Our first commercial product, ARIKAYCE, is approved in the U.S. as ARIKAYCE® (amikacin liposome inhalation suspension), in Europe as ARIKAYCE Liposomal 590 mg Nebuliser Dispersion and in Japan as ARIKAYCE inhalation 590mg (amikacin sulfate inhalation drug product). ARIKAYCE received accelerated approval in the U.S. in September 2018 for the treatment of Mycobacterium avium complex (“MAC”) lung disease as part of a combination antibacterial drug regimen for adult patients with limited or no alternative treatment options in a refractory setting. In October 2020, the European Commission approved ARIKAYCE for the treatment of nontuberculous mycobacterial (“NTM”) lung infections caused by MAC in adults with limited treatment options who do not have cystic fibrosis (“CF”). In March 2021, Japan’s Ministry of Health, Labour and Welfare approved ARIKAYCE for the treatment of patients with NTM lung disease caused by MAC who did not sufficiently respond to prior treatment with a multidrug regimen.
Our clinical-stage pipeline includes brensocatib, TPIP and early-stage research programs. Brensocatib is a small molecule, oral, reversible inhibitor of dipeptidyl peptidase 1, which we are developing for the treatment of patients with bronchiectasis, CF and other neutrophil-mediated diseases, including chronic rhinosinusitis without nasal polyps. TPIP is an inhaled formulation of the treprostinil prodrug trespostinil palmitil which may offer a differentiated product profile for pulmonary hypertension associated with interstitial lung disease and pulmonary arterial hypertension. Our early-stage research programs encompass a wide range of technologies and modalities, including artificial intelligence-driven protein engineering, gene therapy, and protein manufacturing.
Corporate Information
We were incorporated in the Commonwealth of Virginia on November 29, 1999. On December 1, 2010, we completed a business combination with Transave, Inc., a privately held New Jersey-based company focused on the development of differentiated and innovative inhaled pharmaceuticals for the site-specific treatment of serious lung diseases. Our principal executive offices are located at 700 US Highway 202/206, Bridgewater, NJ 08807, and our telephone number is (908) 977-9900. Our website address is www.insmed.com. The information on our website is not incorporated by reference into this prospectus and should not be considered to be part of this document.
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THE OFFERING
Common stock offered by us
Shares of our common stock having an aggregate offering price of up to $215,585,139 million.
Common stock to be outstanding after this offering
Up to 147,884,324 shares of common stock (as more fully described in the notes following this table), assuming sales of 11,455,108 shares in this offering at a public offering price of $18.82 per share, which was the closing price of our common stock on the Nasdaq Global Select Market on May 18, 2023. The actual number of shares issued will vary depending on how many shares of common stock we choose to sell and prices at which such sales occur.
Manner of offering
“At the market” offering that may be made from time to time through our sales agent, SVB Securities LLC. See “Plan of Distribution” on page 14 of this prospectus.
Use of proceeds
We intend to use the net proceeds we receive from this offering to fund activities related to the commercialization of ARIKAYCE, potential commercial launch of brensocatib, if approved, and further research and development of ARIKAYCE, brensocatib, TPIP, our early-stage research efforts or any of our product candidates, and for other general corporate purposes, including business expansion activities. See “Use of Proceeds” on page 10 of this prospectus for additional information.
Risk factors
An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to invest in our common stock.
Nasdaq Global Select Market listing
Our common stock is listed on the Nasdaq Global Select Market under the symbol “INSM”.
Except as otherwise indicated herein, the number of shares of our common stock to be outstanding immediately after this offering is based on 136,429,216 shares of our common stock outstanding as of March 31, 2023. The number of shares of our common stock to be outstanding immediately after this offering excludes:
•	19,155,595 shares of our common stock issuable upon the exercise of stock options outstanding as of March 31, 2023 at a weighted average exercise price of $21.74 per share;
•	2,057,694 shares of our common stock issuable pursuant to unvested restricted stock units (“RSUs”) outstanding as of March 31, 2023 at a weighted average grant price of $21.38;
•	671,112 shares of our common stock issuable pursuant to unvested performance-based restricted stock units (“PSUs”) outstanding as of March 31, 2023 at a weighted average grant price of $26.43;
•
10,745,789 shares of our common stock reserved for issuance under our Amended and Restated 2019 Incentive Plan (the “Plan”), which reflects shares reserved under the Plan as of March 31, 2023, as well as an additional 10,500,000 shares of common stock reserved after March 31, 2023 in connection

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with the adoption of the Plan (plus any shares subject to outstanding awards as of March 31, 2023 under our 2017 Incentive Plan, 2015 Incentive Plan and 2013 Incentive Plan that subsequently are cancelled, terminated unearned, expired, forfeited, lapsed for any reason or are settled in cash without the delivery of shares);
•	5,014,939 shares of our common stock reserved for issuance under our Employee Stock Purchase Plan;
•	5,746,140 shares of our common stock reserved for issuance upon conversion of our 1.75% convertible senior notes due 2025 (the “2025 Notes”);
•	17,692,290 shares of our common stock reserved for issuance upon conversion of our 0.75% convertible senior notes due 2028 (the “2028 Notes”); and
•	9,456,112 shares of our common stock reserved for issuance as acquisition consideration in connection with our acquisitions of Motus Biosciences, Inc., AlgaeneX, Inc. and Vertuis Bio, Inc.
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RISK FACTORS
An investment in our common stock involves significant risks. Before making an investment in our common stock, you should carefully read all of the information contained in this prospectus and in the documents incorporated by reference herein. For a discussion of risks that you should carefully consider before deciding to purchase any of our common stock, please review the risk factors disclosed below, together with the other information in this prospectus and the information and documents incorporated by reference herein, including the risk factors set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act. Any of these risks, as well as additional risks not currently known to us or that we currently deem immaterial, may adversely affect our business, financial condition, results of operations, and prospects, resulting in a decline in the trading price of our common stock and loss of all or part of your investment.
Our management will have broad discretion over the actual amount and timing of the expenditures of the proceeds we receive in this offering and might not apply these proceeds in ways that enhance our financial condition or operating results or increase the value of your investment.
We intend to use the net proceeds we receive from this offering to fund activities related to the commercialization of ARIKAYCE, potential commercial launch of brensocatib, if approved, and further research and development of ARIKAYCE, brensocatib, TPIP, our early-stage research efforts or any of our product candidates, and for other general corporate purposes, including business expansion activities. This expected use of our net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amount and timing of our actual expenditures may vary significantly depending on numerous factors, the most significant of which are expenses related to our commercialization efforts for ARIKAYCE and brensocatib, if approved, expenses related to future ARIKAYCE, brensocatib and TPIP clinical trials, as well as any strategic transactions that we may enter into with third parties, and any unforeseen cash needs. Because of the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds we receive from this offering and could spend the proceeds in ways that do not necessarily improve our financial condition or operating results or enhance the value of our common stock and your investment therein. Additionally, until the net proceeds we receive are used, they may be placed in investments that do not produce income or that lose value. See “Use of Proceeds” for additional information.
It is not possible to predict the aggregate proceeds resulting from sales made under the Sales Agreement.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to SVB Securities at any time throughout the term of the Sales Agreement. The number of shares that are sold through SVB Securities after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with SVB Securities in any applicable placement notice and the demand for our common stock. Because the price per share of each share sold pursuant to the Sales Agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the Sales Agreement.
The common stock offered hereby will be sold in “at the market offerings” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
If you purchase our common stock in this offering, you may incur immediate and substantial dilution in the book value of your shares.
The offering price per share of common stock in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Therefore, if you purchase common stock in this offering, you may pay a price per share that exceeds our as adjusted net tangible book value per share of
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common stock. Assuming that an aggregate of 11,187,604 shares of our common stock are sold at an assumed offering price of $19.27 per share, the last reported sale price of our common stock on the Nasdaq Global Select Market on May 15, 2023, for aggregate gross proceeds of $215,585,139 million, and after deducting commissions and estimated offering expenses payable by us, you would experience immediate dilution of $19.54 per share, representing the difference between our as adjusted net tangible book value per share as of March 31, 2023, after giving effect to this offering, and the assumed offering price. Further dilution of your investment will result from, among other things, future equity issuances by us, the future exercise of stock options, vesting of RSUs and PSUs, conversion of some or all of our 2025 Notes and our 2028 Notes, to the extent we deliver shares upon conversion, and issuance of shares in connection with our acquisitions. See “Dilution” for a more detailed description of the dilution investors purchasing shares of our common stock in the offering will incur. Because the sales of the shares offered hereby will be made directly into the market, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.
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USE OF PROCEEDS
We may issue and sell shares of our common stock having an aggregate offering price of up to $215,585,139 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions to SVB Securities and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under the Sales Agreement as a source of financing.
We currently plan to use the net proceeds we receive from this offering to fund activities related to the commercialization of ARIKAYCE, potential commercial launch of brensocatib, if approved, and further research and development of ARIKAYCE, brensocatib, TPIP, our early-stage research efforts or any of our product candidates, and for other general corporate purposes, including business expansion activities.
This expected use of our net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amount and timing of our actual expenditures may vary significantly depending on numerous factors, the most significant of which are expenses related to our commercialization efforts for ARIKAYCE and brensocatib, if approved, expenses related to future ARIKAYCE, brensocatib and TPIP clinical trials, as well as any strategic transactions that we may enter into with third parties, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds we receive from this offering. We have no current understandings, agreements or commitments for any material acquisitions or licenses of any compounds, product candidates, technology or businesses.
Pending our use of the net proceeds we receive from this offering, we intend to invest such net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.
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DESCRIPTION OF COMMON STOCK
The following is a summary of the material terms of our common stock, which is based upon, and is qualified in its entirety by reference to, our Articles of Incorporation, as amended (the “Articles of Incorporation”), our Amended and Restated Bylaws (the “Bylaws”) and applicable provisions of the Virginia Stock Corporation Act (“VSCA”). This summary may not contain all the information that is important to you; you can obtain additional information regarding our Articles of Incorporation and Bylaws by referring to such documents, copies of which are included as exhibits to the registration statement of which this prospectus forms a part.
General
Under our Articles of Incorporation, we have authority to issue 500,000,000 shares of common stock, par value $0.01 per share. As of March 14, 2023, there were 136,428,466 shares of common stock issued and outstanding. All shares of common stock will, when issued pursuant to this prospectus, be duly authorized, fully paid and nonassessable.
Dividend Rights
Subject to the rights of the holders of any of our preferred stock then outstanding, the holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. As of the date of this prospectus, we have not declared or paid any dividends on our shares of common stock, and there were no shares of preferred stock outstanding, although our board of directors is authorized to issue preferred stock with rights senior to those of the common stock without any further vote or action by the holders of our common stock.
Rights Upon Liquidation
In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of common stock will receive distributions pro rata out of assets that we can legally use to pay distributions, subject to the rights of the holders of any of our preferred stock then outstanding.
Voting Rights
Holders of our common stock are entitled to one vote per share and will have the exclusive power to vote on all matters presented to our shareholders, including the election of directors, except as otherwise provided by the VSCA and subject to the rights of the holders of any of our preferred stock then outstanding. An election of directors by our shareholders will be determined by a plurality of the votes cast by the shareholders entitled to vote on the election, although we have a director resignation policy applicable to director nominees in uncontested elections. Our Articles of Incorporation do not provide for cumulative voting. In accordance with our Articles of Incorporation, our board is divided into three classes serving staggered three-year terms, with one class being elected each year at our annual meeting of shareholders.
Subject to certain exceptions set forth in the VSCA, matters other than the election of directors generally will be approved if the votes cast by our shareholders favoring the action exceed the votes cast opposing the action. Subject to the rights of the holders of any of our preferred stock then outstanding, however, the affirmative vote of at least 75% of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single group, will be required to take the following actions:
•	remove a director, which may only be done for cause; and
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alter, amend, repeal, or adopt any provision inconsistent with, the provisions of (1) our Articles of Incorporation that provide for a classified board, director removal only for cause, filling of newly created or vacant directorships, or bylaw amendments or (2) our Bylaws.

Other Rights
Holders of our common stock will have no preference, appraisal or exchange rights, except for any appraisal rights provided by the VSCA. Furthermore, holders of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.
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Potential Anti-Takeover Effects of Certain Provisions of Virginia Law and Our Organizational Documents
Certain provisions of the VSCA, our Articles of Incorporation and our Bylaws could hamper a third-party’s acquisition of, or discourage a third-party from attempting to acquire control of, us or limit the price that investors might be willing to pay for shares of our common stock. These provisions or arrangements include:
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The ability to issue preferred stock with rights senior to those of our common stock without any further vote or action by the holders of our common stock. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of our common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock. In certain circumstances, such issuance could have the effect of decreasing the market price of our common stock.

•
The existence of a staggered board of directors in which there are three classes of directors serving staggered three-year terms, thus expanding the time required to change the composition of a majority of directors.

•	The requirement that shareholders provide advance notice when nominating director candidates to serve on our board of directors.
•	The inability of shareholders to convene a shareholders’ meeting without the chair of the board, the president or a majority of the board of directors first calling the meeting.
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The prohibition against entering into a business combination with the beneficial owner of 10% or more of our outstanding voting stock for a period of three years after the 10% or greater owner first reached that level of stock ownership, unless certain criteria are met.

Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, LLC. Its address is 1717 Arch Street, Suite 1300, Philadelphia, PA 19103.
Listing
Our common stock is listed on The Nasdaq Global Select Market under the symbol “INSM.”
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DILUTION
If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.
Our historical net tangible book deficit as of March 31, 2023 was $(248.3) million, or $(1.82) per share of our common stock, based upon 136,429,216 shares outstanding on March 31, 2023. Net tangible book value (deficit) per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of March 31, 2023. After giving effect to the assumed sale by us of an aggregate of 11,187,604 shares of our common stock at an assumed offering price of $19.27 per share, the last reported sale price of our common stock on the Nasdaq Global Select Market on May 15, 2023, for aggregate gross proceeds of $215.6 million, and after deducting commissions and offering expenses payable by us, our as-adjusted net tangible book deficit would have been $(39.8) million, or $(0.27) per share of common stock. This represents an immediate increase in net tangible book value of $1.55 per share to our existing shareholders and an immediate dilution in net tangible book value of $19.54 per share to investors purchasing shares of our common stock at the assumed offering price of $19.27 per share in this offering. The following table illustrates this calculation on a per share basis:
Assumed offering price per share		$19.27
Net tangible book deficit per share as of March 31, 2023	$(1.82)
Increase in net tangible book value per share attributable to investors purchasing shares of our common stock in this offering	$1.55
As-adjusted net tangible book deficit per share after this offering		$(0.27)
Dilution per share to investors purchasing shares of our common stock in this offering		$19.54
The foregoing table and calculations are based on upon 136,429,216 shares of our common stock outstanding as of March 31, 2023, and exclude:
•	19,155,595 shares of our common stock issuable upon the exercise of stock options outstanding as of March 31, 2023 at a weighted average exercise price of $21.74 per share;
•	2,057,694 shares of our common stock issuable pursuant to unvested RSUs outstanding as of March 31, 2023 at a weighted average grant price of $21.38;
•	671,112 shares of our common stock issuable pursuant to unvested PSUs outstanding as of March 31, 2023 at a weighted average grant price of $26.43;
•
10,745,789 shares of our common stock reserved for issuance under the Plan, which reflects shares reserved under the Plan as of March 31, 2023, as well as an additional 10,500,000 shares of common stock reserved after March 31, 2023 in connection with the adoption of the Plan (plus any shares subject to outstanding awards as of March 31, 2023 under our 2017 Incentive Plan, 2015 Incentive Plan and 2013 Incentive Plan that subsequently are cancelled, terminated unearned, expired, forfeited, lapsed for any reason or are settled in cash without the delivery of shares);

•	5,014,939 shares of our common stock reserved for issuance under our Employee Stock Purchase Plan;
•	5,746,140 shares of our common stock reserved for issuance upon conversion of our 2025 Notes;
•	17,692,290 shares of our common stock reserved for issuance upon conversion of our 2028 Notes; and
•	9,456,112 shares of our common stock reserved for issuance as acquisition consideration in connection with our acquisitions of Motus Biosciences, Inc., AlgaeneX, Inc. and Vertuis Bio, Inc.; and
The information discussed above is illustrative only and the shares subject to our Sales Agreement with SVB Securities are being sold from time to time at various prices. Investors purchasing shares of our common stock in this offering will experience further dilution upon, among other things, the future exercise of stock options, vesting of RSUs and PSUs, conversion of some or all of our 2025 Notes and 2028 Notes to the extent we deliver shares upon conversion of the notes, and issuance of shares in connection with our acquisitions. Furthermore, we may choose to raise additional capital through the sale of additional securities due to market conditions or strategic considerations even if we believe we have sufficient funds on hand for our current or future operating plans. To the extent that we raise additional capital in this manner, the issuance of such securities would likely result in further dilution to investors purchasing shares of our common stock in this offering.
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PLAN OF DISTRIBUTION
We previously entered into the Sales Agreement with SVB Securities relating to the issuance and sale of shares of our common stock offered by this prospectus. In accordance with the terms of the Sales Agreement, pursuant to this prospectus, we may issue and sell up to $215,585,139 of shares of our common stock from time to time through SVB Securities acting as agent (the “Agent”).
Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Agent may sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act, including sales made directly on the Nasdaq Global Select Market, on any other existing trading market for our common stock, or to or through a market maker. We may instruct the Agent not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Agent may suspend the offering of common stock upon notice and subject to other conditions.
We will pay the Agent commissions, in cash, for its services in acting as agent in the sale of our common stock. The Agent will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Agent for certain specified expenses, including the fees and disbursements of their legal counsel, in an amount not to exceed $50,000, as well as certain ongoing fees of their legal counsel, plus an additional amount not to exceed $10,000 for their Financial Industry Regulatory Agency, Inc. (“FINRA”) counsel fee. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed sales compensation to the Agent in connection with this offering. We estimate that the total expenses for the offering, excluding discounts and commissions payable to the Agent under the terms of the Sales Agreement, will be approximately $700,000.
The Agent will provide written confirmation to us no later than the opening of the trading day on the Nasdaq Global Select Market after each trading day on which common stock is sold through it as sales agent under the Sales Agreement. Each confirmation will include the number or amount of shares sold through it as sales agent on that day, the volume-weighted average price of the shares sold and the net proceeds to us from such sales.
Settlement for sales of common stock will occur on the second trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
The Agent will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the common stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain civil liabilities, including liabilities under the Securities Act.
The offering of our common stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and the Agent (with respect to itself) may terminate the Sales Agreement at any time upon ten days’ prior notice.
The Agent and/or its respective affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.
This prospectus in electronic format may be made available on a website maintained by the Agent and the Agent may distribute this prospectus electronically.
14

LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Covington & Burling LLP, Washington, D.C. The validity of the common stock being offered hereby will be passed upon for us by Hunton Andrews Kurth LLP, Richmond, Virginia. Ropes & Gray LLP, Boston, Massachusetts, is counsel to SVB Securities in connection with this offering.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of our internal control over financial reporting as of December 31, 2022, as set forth in their reports, which are incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
15

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those publicly available documents. The information that we incorporate by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below (File No. 000-30739) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of this prospectus and the date this offering is terminated:
•	Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 23, 2023;
•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 from our definitive proxy statement on Schedule 14A, as filed with the SEC on March 31, 2023;

•	Quarterly Report on Form 10-Q for the quarter ended on March 31, 2023, filed with the SEC on May 4, 2023;
•	Current Report on Form 8-K, filed with the SEC on May 11, 2023; and
•
Description of our common stock contained in our registration statement on Form 8-A, dated June 1, 2000, as updated by the Description of Securities Registered Under Section 12 of the Exchange Act, filed as Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2021, and including any amendment or report subsequently filed for the purpose of updating such description.

You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statement, and other information, if any, we file with or furnish to the SEC free of charge at the SEC’s website (www.sec.gov) or our website (www.insmed.com) as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.
You may also request a copy of our SEC filings at no cost, by telephoning or writing us at the following telephone number or address:
Insmed Incorporated
700 US Highway 202/206
Bridgewater, New Jersey 08807
Attention: Michael A. Smith, General Counsel
(908) 977-9900
16

$215,585,139

Common Stock
PROSPECTUS
SVB Securities
May 19, 2023

PROSPECTUS
Up to 27,793 Shares

Common Stock
This prospectus relates to the offer and sale from time to time by the selling shareholder named herein, or its permitted transferees (the “selling shareholder”) of up to 27,793 shares of our common stock, par value $0.01 per share.
The selling shareholder may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of shares of common stock. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling shareholder will bear all commissions and discounts, if any, attributable to its sale of shares of common stock. See “Plan of Distribution.”
Our common stock is listed on the Nasdaq Global Select Market under the symbol “INSM”. The last reported sale price of our common stock on the Nasdaq Global Select Market on May 18, 2023 was $18.82 per share.
Investing in our common stock involves a high degree of risk. You should carefully consider the risks described under the heading “Risk Factors” beginning on page 7 of this prospectus and the documents incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Prospectus dated May 19, 2023

Prospectus
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”) using a shelf registration process. This prospectus provides you with a general description of the shares of common stock that may be resold by the selling shareholder. To the extent the information contained in this prospectus differs or varies from the information contained in documents previously filed with the SEC that are incorporated by reference herein, the information in this prospectus will supersede such information.
In certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by the selling shareholder. We also may provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the later-dated document modifies or supersedes the earlier statement.
For a more detailed understanding of an investment in our common stock, you should read this prospectus, together with any applicable prospectus supplement and the information incorporated by reference herein and therein and additional information described under the heading “Incorporation of Certain Documents by Reference” in this prospectus.
Neither the Company nor the selling shareholder has authorized anyone to provide you with information that is different from or in addition to the information contained in this prospectus and in any related prospectus supplement or free writing prospectus filed by us with the SEC. Accordingly, neither the Company nor the selling shareholder takes any responsibility for, or can provide any assurance as to the reliability of, any information that others may give. Neither the Company nor the selling shareholder is making offers to sell or seeking offers to buy shares of our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus, any applicable prospectus supplement, the documents incorporated by reference herein and therein and any related free writing prospectus is accurate only as of the respective dates of such documents, regardless of the time of delivery of this prospectus or any sale of the common stock offered hereby. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Unless the context otherwise indicates, references in this prospectus to “Insmed”, the “Company”, “we”, “us” and “our” refer to Insmed Incorporated, a Virginia corporation, together with its consolidated subsidiaries. INSMED and ARIKAYCE are trademarks of Insmed Incorporated. Our logos and trademarks are the property of Insmed. All other brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks or trade dress in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.
1

FORWARD-LOOKING STATEMENTS
This prospectus and the other documents that are incorporated herein by reference contain forward-looking statements that involve substantial risks and uncertainties. “Forward-looking statements”, as that term is defined in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act are statements that are not historical facts and involve a number of risks and uncertainties. Words such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “intends,” “potential,” “continues,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) identify forward-looking statements.
Forward-looking statements are based on our current expectations and beliefs, and involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance and achievements and the timing of certain events to differ materially from the results, performance, achievements or timing discussed, projected, anticipated or indicated in any forward-looking statements. Such risks, uncertainties and other factors include, among others, the following:
•
failure to successfully commercialize ARIKAYCE, our only approved product, in the United States (“U.S.”), Europe or Japan (amikacin liposome inhalation suspension, Liposomal 590 mg Nebuliser Dispersion, and amikacin sulfate inhalation drug product, respectively), or to maintain U.S., European or Japanese approval for ARIKAYCE;

•	uncertainties in the degree of market acceptance of ARIKAYCE by physicians, patients, third-party payors and others in the healthcare community;
•
our inability to obtain full approval of ARIKAYCE from the U.S. Food and Drug Administration, including the risk that we will not successfully or in a timely manner complete the study to validate a patient reported outcome tool and the confirmatory post-marketing clinical trial required for full approval of ARIKAYCE;

•	inability of us, PARI Pharma GmbH (“PARI”) or our other third-party manufacturers to comply with regulatory requirements related to ARIKAYCE or the Lamira Nebulizer System (“Lamira”);
•	our inability to obtain adequate reimbursement from government or third-party payors for ARIKAYCE or acceptable prices for ARIKAYCE;
•	development of unexpected safety or efficacy concerns related to ARIKAYCE, brensocatib, treprostinil palmitil inhalation powder (“TPIP”) or our other product candidates;
•
inaccuracies in our estimates of the size of the potential markets for ARIKAYCE, brensocatib, TPIP or our other product candidates or in data we have used to identify physicians, expected rates of patient uptake, duration of expected treatment, or expected patient adherence or discontinuation rates;

•
the risks and uncertainties associated with, and the perceived benefits of, our secured senior loan with certain funds managed by Pharmakon Advisors, LP and our royalty financing with OrbiMed Royalty & Credit Opportunities IV, LP, including our ability to maintain compliance with the covenants in the agreements for the senior secured loan and royalty financing and the impact of the restrictions on our operations under these agreements;

•
our inability to create an effective direct sales and marketing infrastructure or to partner with third parties that offer such an infrastructure for distribution of ARIKAYCE or any of our product candidates that are approved in the future;

•	failure to obtain regulatory approval to expand ARIKAYCE’s indication to a broader patient population;
•	risk that brensocatib or TPIP does not prove to be effective or safe for patients in ongoing and future clinical studies, including, for brensocatib, the ASPEN study;
•	risk that our competitors may obtain orphan drug exclusivity for a product that is essentially the same as a product we are developing for a particular indication;
•	failure to successfully predict the time and cost of development, regulatory approval and commercialization for novel gene therapy products;
2

•
failure to successfully conduct future clinical trials for ARIKAYCE, brensocatib, TPIP and our other product candidates due to our limited experience in conducting preclinical development activities and clinical trials necessary for regulatory approval and our potential inability to enroll or retain sufficient patients to conduct and complete the trials or generate data necessary for regulatory approval, among other things;

•	risks that our clinical studies will be delayed or that serious side effects will be identified during drug development;
•
failure to obtain, or delays in obtaining, regulatory approvals for ARIKAYCE outside the U.S., Europe or Japan, or for our product candidates in the U.S., Europe, Japan or other markets, including separate regulatory approval for Lamira in each market and for each usage;

•
failure of third parties on which we are dependent to manufacture sufficient quantities of ARIKAYCE or our product candidates for commercial or clinical needs, to conduct our clinical trials, or to comply with our agreements or laws and regulations that impact our business or agreements with us;

•	our inability to attract and retain key personnel or to effectively manage our growth;
•	our inability to successfully integrate our recent acquisitions and appropriately manage the amount of management’s time and attention devoted to integration activities;
•	risks that our acquired technologies, products and product candidates are not commercially successful;
•	our inability to adapt to our highly competitive and changing environment;
•	risk that we are unable to maintain our significant customers;
•	risk that government healthcare reform materially increases our costs and damages our financial condition;
•	business or economic disruptions due to catastrophes or other events, including natural disasters or public health crises;
•	impact of the COVID-19 pandemic and efforts to reduce its spread on our business, employees, including key personnel, patients, partners and suppliers;
•
deterioration in general economic conditions in the U.S., Europe, Japan and globally, including the effect of prolonged periods of inflation, affecting us, our suppliers, third-party service providers and potential partners;

•
our inability to adequately protect our intellectual property rights or prevent disclosure of our trade secrets and other proprietary information and costs associated with litigation or other proceedings related to such matters;

•
restrictions or other obligations imposed on us by agreements related to ARIKAYCE or our product candidates, including our license agreements with PARI and AstraZeneca AB, and failure to comply with our obligations under such agreements;

•	the cost and potential reputational damage resulting from litigation to which we are or may become a party, including product liability claims;
•	risk that our operations are subject to a material disruption in the event of a cybersecurity attack or issue;
•	our limited experience operating internationally;
•	changes in laws and regulations applicable to our business, including any pricing reform, and failure to comply with such laws and regulations;
•	our history of operating losses, and the possibility that we never achieve or maintain profitability;
•	goodwill impairment charges affecting our results of operations and financial condition;
•	inability to repay our existing indebtedness and uncertainties with respect to our ability to access future capital; and
•	delays in the execution of plans to build out an additional third-party manufacturing facility approved by the appropriate regulatory authorities and unexpected expenses associated with those plans.
3

We may not actually achieve the results, plans, intentions or expectations indicated by our forward-looking statements because, by their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. These risks and uncertainties include, but are not limited to, those described above, in the “Risk Factors” section of this prospectus, in the “Risk Factors” section of our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus and any applicable prospectus supplement, as updated by our subsequent filings under the Exchange Act.
We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. We disclaim any obligation, except as specifically required by law, and the rules of the SEC, to publicly update or revise any such statements to reflect any change in our expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in such forward-looking statements.
You should read this prospectus, any applicable prospectus supplement, and the documents incorporated by reference herein and therein with the understanding that our actual future results may be materially different from those expressed in forward-looking statements.
4

PROSPECTUS SUMMARY
This summary highlights selected information included or incorporated by reference in this prospectus and does not contain all of the information that may be important to you. You should carefully review this entire prospectus and any applicable prospectus supplement, including the risk factors and financial statements and related notes thereto included or incorporated by reference herein and therein, before making a decision to purchase our common stock.
Overview
We are a global biopharmaceutical company on a mission to transform the lives of patients with serious and rare diseases. Our first commercial product, ARIKAYCE, is approved in the U.S. as ARIKAYCE® (amikacin liposome inhalation suspension), in Europe as ARIKAYCE Liposomal 590 mg Nebuliser Dispersion and in Japan as ARIKAYCE inhalation 590mg (amikacin sulfate inhalation drug product). ARIKAYCE received accelerated approval in the U.S. in September 2018 for the treatment of Mycobacterium avium complex (“MAC”) lung disease as part of a combination antibacterial drug regimen for adult patients with limited or no alternative treatment options in a refractory setting. In October 2020, the European Commission approved ARIKAYCE for the treatment of nontuberculous mycobacterial (“NTM”) lung infections caused by MAC in adults with limited treatment options who do not have cystic fibrosis (“CF”). In March 2021, Japan’s Ministry of Health, Labour and Welfare approved ARIKAYCE for the treatment of patients with NTM lung disease caused by MAC who did not sufficiently respond to prior treatment with a multidrug regimen.
Our clinical-stage pipeline includes brensocatib, TPIP and early-stage research programs. Brensocatib is a small molecule, oral, reversible inhibitor of dipeptidyl peptidase 1, which we are developing for the treatment of patients with bronchiectasis, CF and other neutrophil-mediated diseases, including chronic rhinosinusitis without nasal polyps. TPIP is an inhaled formulation of the treprostinil prodrug trespostinil palmitil which may offer a differentiated product profile for pulmonary hypertension associated with interstitial lung disease and pulmonary arterial hypertension. Our early-stage research programs encompass a wide range of technologies and modalities, including artificial intelligence-driven protein engineering, gene therapy, and protein manufacturing.
Corporate Information
We were incorporated in the Commonwealth of Virginia on November 29, 1999. On December 1, 2010, we completed a business combination with Transave, Inc., a privately held New Jersey-based company focused on the development of differentiated and innovative inhaled pharmaceuticals for the site-specific treatment of serious lung diseases. Our principal executive offices are located at 700 US Highway 202/206, Bridgewater, NJ 08807, and our telephone number is (908) 977-9900. Our website address is www.insmed.com. The information on our website is not incorporated by reference into this prospectus and should not be considered to be part of this document.
5

THE OFFERING
Common stock offered by the selling shareholder
Up to 27,793 shares of our common stock.
Manner of offering
The selling shareholder will determine when and how it will sell the shares of common stock offered in this prospectus, as described in the “Plan of Distribution” on page 12 of this prospectus.
Use of proceeds
We will not receive any proceeds from the sale of the common stock by the selling shareholder in this offering. See “Use of Proceeds” on page 8 of this prospectus for additional information.
Risk factors
An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to invest in our common stock.
Nasdaq Global Select Market listing
Our common stock is listed on the Nasdaq Global Select Market under the symbol “INSM”.
6

RISK FACTORS
An investment in our common stock involves significant risks. Before making an investment in our common stock, you should carefully read all of the information contained in this prospectus, in any applicable prospectus supplement and in the documents incorporated by reference herein and therein. For a discussion of risks that you should carefully consider before deciding to purchase any of our common stock, please review the risk factors set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus and any applicable prospectus supplement, as updated by our subsequent filings under the Exchange Act. Any of these risks, as well as additional risks not currently known to us or that we currently deem immaterial, may adversely affect our business, financial condition, results of operations, and prospects, resulting in a decline in the trading price of our common stock and loss of all or part of your investment.
7

USE OF PROCEEDS
We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus and any accompanying prospectus supplement. All proceeds from the sale of the shares of common stock will be for the account of the selling shareholder or its permitted transferees.
8

DESCRIPTION OF COMMON STOCK
The following is a summary of the material terms of our common stock, which is based upon, and is qualified in its entirety by reference to, our Articles of Incorporation, as amended (the “Articles of Incorporation”), our Amended and Restated Bylaws (the “Bylaws”) and applicable provisions of the Virginia Stock Corporation Act (“VSCA”). This summary may not contain all the information that is important to you; you can obtain additional information regarding our Articles of Incorporation and Bylaws by referring to such documents, copies of which are included as exhibits to the registration statement of which this prospectus forms a part.
General
Under our Articles of Incorporation, we have authority to issue 500,000,000 shares of common stock, par value $0.01 per share. As of March 14, 2023, there were 136,428,466 shares of common stock issued and outstanding. All shares of common stock will, when issued pursuant to this prospectus, be duly authorized, fully paid and nonassessable.
Dividend Rights
Subject to the rights of the holders of any of our preferred stock then outstanding, the holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. As of the date of this prospectus, we have not declared or paid any dividends on our shares of common stock, and there were no shares of preferred stock outstanding, although our board of directors is authorized to issue preferred stock with rights senior to those of the common stock without any further vote or action by the holders of our common stock.
Rights Upon Liquidation
In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of common stock will receive distributions pro rata out of assets that we can legally use to pay distributions, subject to the rights of the holders of any of our preferred stock then outstanding.
Voting Rights
Holders of our common stock are entitled to one vote per share and will have the exclusive power to vote on all matters presented to our shareholders, including the election of directors, except as otherwise provided by the VSCA and subject to the rights of the holders of any of our preferred stock then outstanding. An election of directors by our shareholders will be determined by a plurality of the votes cast by the shareholders entitled to vote on the election, although we have a director resignation policy applicable to director nominees in uncontested elections. Our Articles of Incorporation do not provide for cumulative voting. In accordance with our Articles of Incorporation, our board is divided into three classes serving staggered three-year terms, with one class being elected each year at our annual meeting of shareholders.
Subject to certain exceptions set forth in the VSCA, matters other than the election of directors generally will be approved if the votes cast by our shareholders favoring the action exceed the votes cast opposing the action. Subject to the rights of the holders of any of our preferred stock then outstanding, however, the affirmative vote of at least 75% of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single group, will be required to take the following actions:
•	remove a director, which may only be done for cause; and
•
alter, amend, repeal, or adopt any provision inconsistent with, the provisions of (1) our Articles of Incorporation that provide for a classified board, director removal only for cause, filling of newly created or vacant directorships, or bylaw amendments or (2) our Bylaws.

Other Rights
Holders of our common stock will have no preference, appraisal or exchange rights, except for any appraisal rights provided by the VSCA. Furthermore, holders of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.
9

Potential Anti-Takeover Effects of Certain Provisions of Virginia Law and Our Organizational Documents
Certain provisions of the VSCA, our Articles of Incorporation and our Bylaws could hamper a third-party’s acquisition of, or discourage a third-party from attempting to acquire control of, us or limit the price that investors might be willing to pay for shares of our common stock. These provisions or arrangements include:
•
The ability to issue preferred stock with rights senior to those of our common stock without any further vote or action by the holders of our common stock. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of our common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock. In certain circumstances, such issuance could have the effect of decreasing the market price of our common stock.

•
The existence of a staggered board of directors in which there are three classes of directors serving staggered three-year terms, thus expanding the time required to change the composition of a majority of directors.

•	The requirement that shareholders provide advance notice when nominating director candidates to serve on our board of directors.
•	The inability of shareholders to convene a shareholders’ meeting without the chair of the board, the president or a majority of the board of directors first calling the meeting.
•
The prohibition against entering into a business combination with the beneficial owner of 10% or more of our outstanding voting stock for a period of three years after the 10% or greater owner first reached that level of stock ownership, unless certain criteria are met.

Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, LLC. Its address is 1717 Arch Street, Suite 1300, Philadelphia, PA 19103.
Listing
Our common stock is listed on The Nasdaq Global Select Market under the symbol “INSM.”
10

SELLING SHAREHOLDER
This prospectus relates to the resale by the selling shareholder from time to time of up to 27,793 shares of common stock. We will not receive any proceeds from the sale of shares of common stock by the selling shareholder pursuant to this prospectus.
The selling shareholder may from time to time offer and sell any or all of the common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. As used in this prospectus, the term “selling shareholder” includes the shareholder listed in the table below and its permitted transferees.
In April 2022, the Company entered into a letter agreement with the selling shareholder, setting forth the high-level terms of a potential partnership to advance the Company’s duchenne muscular dystrophy (“DMD”) research and development program. On May 6, 2023, the Company and CureDuchenne Ventures, LLC entered into a stock purchase agreement pursuant to which the Company appointed the selling shareholder as the Company’s “foundation of choice” for the Company’s DMD research and development program, and the Company issued and sold to the selling shareholder 27,793 shares of our common stock. The Company agreed to prepare and file with the SEC a registration statement with respect to resales of the 27,793 shares of common stock purchased by the selling shareholder.
Except as set forth in the footnotes below, the following table sets forth certain information as of May 18, 2023 regarding the beneficial ownership of our common stock by the selling shareholder and the shares of common stock being offered by the selling shareholder. The applicable percentage ownership of common stock is based on approximately 136,429,216 shares of our common stock outstanding as of March 31, 2023. Information with respect to shares of common stock owned beneficially after the offering assumes the sale of all of the shares of common stock registered hereby and assumes no further acquisitions or dispositions of shares by the selling shareholder. The selling shareholder may offer and sell some, all or none of its shares of common stock.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days. The selling shareholder has sole voting and investment power with respect to its beneficially owned common stock.
Please see “Plan of Distribution” in this prospectus for further information regarding the selling shareholder’s method of distributing these shares.
	Shares of Common Stock
Name of Selling Shareholder	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
CureDuchenne Ventures, LLC(1)	27,793	27,793	—	—
(1)	Debra Miller, the President and Chief Executive Officer of Cure Duchenne Ventures, LLC, holds sole voting and dispositive power over the shares held by Cure Duchenne Ventures, LLC.
11

PLAN OF DISTRIBUTION
We are registering the resale by the selling shareholder of up to 27,793 shares of common stock.
We are required to pay all fees and expenses incident to the registration of the securities to be offered and sold pursuant to this prospectus. The selling shareholder will bear all commissions and discounts, if any, attributable to their sale of shares of our common stock.
We will not receive any of the proceeds from the sale of common stock by the selling shareholder. The aggregate proceeds to the selling shareholder will be the purchase price of the common stock less any discounts and commissions borne by the selling shareholder.
The shares of common stock beneficially owned by the selling shareholder covered by this prospectus may be offered and sold from time to time by the selling shareholder. The term “selling shareholder” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from the selling shareholder as a gift, pledge, partnership distribution or other transfer. The selling shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling shareholder may sell its shares of common stock by one or more of, or a combination of, the following methods:
•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	over-the-counter distributions in accordance with the rules of Nasdaq;
•	to or through underwriters, agents or broker-dealers;
•
“at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	privately negotiated transactions;
•	options transactions;
•	through a combination of any of the above methods of sale; or
•	any other method permitted pursuant to applicable law.
In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the common stock or otherwise, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of common stock in the course of hedging the positions they assume with the selling shareholder. The selling shareholder may also sell shares of common stock short and redeliver the shares to close out such short positions. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling shareholder may also pledge shares of common stock to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).
12

The selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If an applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell shares of common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from the selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling shareholder in settlement of those derivatives to close out any related open borrowings of stock. If treated as so under applicable securities laws, the third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the selling shareholder may otherwise loan or pledge shares of common stock to a financial institution or other third party that in turn may sell the shares short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the selling shareholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling shareholder in amounts to be negotiated immediately prior to the sale.
In offering the shares of common stock covered by this prospectus, the selling shareholder and any broker-dealers who execute sales for them may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling shareholder, and the compensation of any broker-dealer who executes sales for them, may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the common stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We will make copies of this prospectus available to the selling shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the common stock against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of shares of common stock is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
13

LEGAL MATTERS
The validity of the common stock being offered hereby will be passed upon for us by Hunton Andrews Kurth LLP, Richmond, Virginia. If legal matters are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of our internal control over financial reporting as of December 31, 2022, as set forth in their reports, which are incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
14

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those publicly available documents. The information that we incorporate by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below (File No. 000-30739) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of this prospectus and the date this offering is terminated:
•	Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 23, 2023;
•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 from our definitive proxy statement on Schedule 14A, as filed with the SEC on March 31, 2023;

•	Quarterly Report on Form 10-Q for the quarter ended on March 31, 2023, as filed with the SEC on May 4, 2023;
•	Current Report on Form 8-K, filed with the SEC on May 11, 2023; and
•
Description of our common stock contained in our registration statement on Form 8-A, dated June 1, 2000, as updated by the Description of Securities Registered Under Section 12 of the Exchange Act, filed as Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2021, and including any amendment or report subsequently filed for the purpose of updating such description.

You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statement, and other information, if any, we file with or furnish to the SEC free of charge at the SEC’s website (www.sec.gov) or our website (www.insmed.com) as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.
You may also request a copy of our SEC filings at no cost, by telephoning or writing us at the following telephone number or address:
Insmed Incorporated
700 US Highway 202/206
Bridgewater, New Jersey 08807
Attention: Michael A. Smith, General Counsel
(908) 977-9900
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Up to 27,793 Shares

Common Stock
PROSPECTUS
May 19, 2023

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution
The following table sets forth the costs and expenses (other than underwriting discounts and commissions), payable by us in connection with the registration of the securities being registered hereby.
Amount to Be Paid
SEC registration fee	$56.24*
Nasdaq listing fee	**
Legal fees and expenses	**
Accounting fees and expenses	**
Transfer agent fees	**
Printing and engraving expenses	**
Miscellaneous	**
Total	$ **
*
Pursuant to Rules 456(b) and 457(r) under the Securities Act, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable, other than $56.24 of fees related to the issuance and sale of up to 27,793 shares of our common stock by a selling securityholder pursuant to the registration statement. The SEC registration fees related to the offering, issuance and sale of up to $215,585,139 of our common stock under a sales agreement with SVB Securities LLC and pursuant to the registration statement was paid previously and is being carried forward pursuant to Rule 415(a)(6) under the Securities Act.

**	Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities cannot currently be estimated.
Item 15.	Indemnification of Directors and Officers
The VSCA permits, and our Articles of Incorporation require, indemnification of our directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act. Under the VSCA, a Virginia corporation is generally authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful, or if they engaged in conduct for which broader indemnification has been made permissible or obligatory us. The VSCA requires such indemnification, unless limited by a corporation’s articles of incorporation, when a director or officer entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the corporation. The VSCA provides that a corporation may make any other or further indemnity (including indemnity with respect to a proceeding by or in the right of the corporation), and may make additional provision for advances and reimbursement of expenses, if authorized by its articles of incorporation or shareholder-adopted bylaw or resolution, except an indemnity against willful misconduct or a knowing violation of the criminal law. Our Articles of Incorporation require indemnification of directors and officers with respect to certain liabilities, expenses and other amounts imposed upon them because of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law.
The VSCA establishes a statutory limit on liability of directors and officers of a corporation for damages assessed against them in a suit brought by or in the right of the corporation or brought by or on behalf of the corporation’s shareholders and authorizes a corporation to specify a lower monetary limit on liability (including the elimination of liability for monetary damages) in the corporation’s articles of incorporation or shareholder-approved bylaws; however, the liability of a director or officer shall not be limited if such director or officer engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including, without limitation, any unlawful insider trading or manipulation of the market for any security. As permitted by the VSCA, our Articles of Incorporation provide that no director or officer shall be liable to us or our shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, except for liability resulting from such person’s having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

Certain directors and officers have been granted contractual indemnification rights under separate indemnification agreements with us, pursuant to which they will be entitled to indemnification from us under certain circumstances. Additionally, the employment agreements we have entered into with our executive officers provide for indemnification to the fullest extent permitted by law from and against any and all claims, damages, expenses (including attorneys’ fees), judgments, penalties, fines, settlements, and all other liabilities incurred or paid by the executive officer in connection with the investigation, defense, prosecution, settlement or appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, and to which the executive officer was or is a party or is threatened to be made a party by reason of the fact that he or she is or was an officer, employee or agent of the Company, or by reason of anything done or not done by him or her in any such capacity or capacities, provided that such executive officer acted in good faith, in a manner that was not grossly negligent or that constituted willful misconduct and in a manner he or she reasonably believed to be in or not opposed to the Company’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. We also carry insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act.

Item 16.	Exhibits
EXHIBIT INDEX
Exhibit Number	Description
**1.1	Form of Underwriting Agreement.
1.2
Sales Agreement, dated as of February 25, 2021, by and between Insmed Incorporated and SVB Leerink LLC (incorporated by reference from Exhibit 10.1 to Insmed Incorporated’s Current Report on Form 8-K filed on February 25, 2021).

3.1
Articles of Incorporation of Insmed Incorporated, as amended through June 14, 2012 (incorporated by reference from Exhibit 3.1 to Insmed Incorporated’s Annual Report on Form 10-K filed on March 18, 2013).

3.2	Amended and Restated Bylaws of Insmed Incorporated (incorporated by reference from Exhibit 3.1 to Insmed Incorporated’s Current Report on Form 8-K filed on May 11, 2023).
4.1
Specimen stock certificate representing common stock, $0.01 par value per share, of Insmed Incorporated (incorporated by reference from Exhibit 4.2 to Insmed Incorporated's Registration Statement on Form S-4/A (Registration No. 333-30098) filed on March 24, 2000).

4.2
Indenture, dated as of January 26, 2018, by and between Insmed Incorporated and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association) (incorporated by reference from Exhibit 4.1 to Insmed Incorporated’s Current Report on Form 8-K filed on January 26, 2018).

**4.3	Form of Debt Security.
*5.1	Opinion of Hunton Andrews Kurth LLP, counsel to the registrant.
*5.2	Opinion of Covington & Burling LLP, counsel to the registrant.
*23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
*23.2	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1).
*23.3	Consent of Covington & Burling LLP (included in Exhibit 5.2).
*24.1	Power of Attorney (included on signature page hereto).
*25.1	Statement of Eligibility of Computershare Trust Company, N.A. on Form T-1.
*107	Filing Fee Table.
*	Filed herewith.
**
To be subsequently filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this registration statement, including a Current Report on Form 8-K.

Item 17.	Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgewater, State of New Jersey, on May 19, 2023.
INSMED INCORPORATED

By:	/s/ William H. Lewis
William H. Lewis President and Chief Executive Officer, Chair of the Board of Directors

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of William H. Lewis and Michael A. Smith his or her true and lawful attorney with power of substitution and resubstitution to sign in his or her name, place and stead in any and all such capacities the Registration Statement and any and all amendments and supplements thereto (including post-effective amendments) and documents in connection therewith, and to file the same with the SEC, said attorney to have full power and authority to do and perform, in the name of and on behalf of each of said officers and directors of the Registrant who shall have executed such a power of attorney, every act whatsoever which such attorney may deem necessary or desirable to be done in connection therewith, as fully and to all intents and purposes as such officer or director of the Registrant might or could do in person.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ William H. Lewis	President and Chief Executive Officer; Chair of the Board of Directors (Principal Executive Officer)	May 19, 2023
William H. Lewis

/s/ Sara Bonstein	Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)	May 19, 2023
Sara Bonstein

*	Director	May 19, 2023
Alfred F. Altomari

*	Director	May 19, 2023
Elizabeth McKee Anderson
*	Director	May 19, 2023
David R. Brennan

*	Director	May 19, 2023
Clarissa Desjardins, Ph.D.

*	Director	May 19, 2023
Leo Lee

*	Director	May 19, 2023
David W.J. McGirr

*	Director	May 19, 2023
Carol A. Schafer

*	Director	May 19, 2023
Melvin Sharoky, M.D.
*By:	/s/ Michael A. Smith	May 19, 2023
Michael A. Smith Attorney-in-Fact